Exhibit 10.40

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of August 1, 2016 among the following: (i) Kona Grill, Inc., a Delaware corporation (the “Borrower”); (ii) the Lenders (as defined below) party hereto; and (iii) KeyBank National Association, as the administrative agent (the “Administrative Agent”).

RECITALS:

A.        The Borrower, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to the Amended and Restated Credit Agreement, dated as of November 7, 2014 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

B.         The Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof as set forth herein.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Lenders agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2. Amendments.

2.1           New Definitions. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

(i) “Amendment No. 1” means Amendment No. 1 to Amended and Restated Credit Agreement dated as of August 1, 2016, among the Borrower, the Administrative Agent and the Lenders party thereto.

(ii) “Amendment No. 1 Effective Date” means August 1, 2016.

2.2           Amendments to Certain Definitions.

(i)     The table in clause (ii) of the definition of “Applicable Commitment Fee Rate” is hereby deleted in its entirety and replaced with the following:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 3.50 to 1.00	35.0 bps
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	30.0 bps
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	25.0 bps
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	20.0 bps
Less than 2.00 to 1.00	17.5 bps

(ii)         The table in clause (ii) of the definition of “Applicable Revolving Loan Margin” is hereby deleted in its entirety and replaced with the following:

Leverage Ratio	Applicable Revolving Loan Margin for Base Rate Loans	Applicable Revolving Loan Margin for LIBOR Rate Loans
Greater than or equal to 3.50 to 1.00	150.0 bps	250.0 bps
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	125.0 bps	225.0 bps
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	100.0 bps	200.0 bps
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	75.0 bps	175.0 bps
Less than 2.00 to 1.00	50.0 bps	150.0 bps

(iii)          The definition of “Leverage Ratio” is hereby amended and restated as follows:

“Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Total Debt on the last day of such Testing Period plus an amount equal to Consolidated Rental Expense multiplied by six to (ii) Consolidated EBITDAR.

2.3           Amendment to Section 7.06(d). Section 7.06(d) of the Credit Agreement is hereby amended and restated as follows:

(i)     (d)      the Borrower may declare and pay or make any other Restricted Payments, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Administrative Agent has received evidence that the Borrower will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Restricted Payment, (iii) immediately after giving effect to such Restricted Payment, the Credit Parties’ unrestricted cash subject to a Control Agreement, together with Revolving Availability, shall be greater than $5,000,000, (iv) the Leverage Ratio after giving pro forma effect to such Restricted Payment shall not exceed 0.25x less than the ratio required by Section 7.07(a) for the current Testing Period, (v) the aggregate amount of all Restricted Payments made by the Borrower during any fiscal year shall not exceed an amount equal to (x) $10,000,000 plus (y) 50% of Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis after giving effect to any tax distribution, and (vi) the aggregate amount of payments made by Borrower under this clause (d) shall not exceed $15,000,000 from and after the Amendment No. 1 Effective Date.

2.4           Amendment to Section 7.07(a). Section 7.07(a) of the Credit Agreement is hereby amended and restated as follows:

(a)          Leverage Ratio. The Credit Parties will not permit at any time the Leverage Ratio of the Credit Parties and their Subsidiaries to be greater than 4.25 to 1.00.

Section 3. [Reserved.]

Section 4. Effectiveness.

4.1           Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i)     Amendment Executed. This Amendment shall have been executed by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Required Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(ii)      Officer’s Certificate. The Administrative Agent shall have received an Officer's Certificate from the Borrower certifying that all representations and warranties of the Credit Parties contained herein or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made and no Default or Event of Default has occurred and is continuing;

(iii)     Fees and Expenses. The Administrative Agent shall have received all expenses (including reasonable fees and disbursements of counsels to the Administrative Agent) in connection with the preparation, negotiation and effectiveness of this Amendment and any other amounts due and payable by the Borrower under the Credit Agreement on or prior to the Amendment Effective Date.

(iv)     Other Matters. The Borrower and each Subsidiary Guarantor shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent.

4.2           Amendment Effective Date. This Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the conditions precedent set forth in Section 4.1 above are satisfied. Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after the Amendment Effective Date.

Section 5. Miscellaneous.

5.1         Representations and Warranties. The Borrower and each Subsidiary Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(i)     the Borrower and each Subsidiary Guarantor has the legal power and authority to execute and deliver this Amendment;

(ii)     the officers executing this Amendment on behalf of the Borrower and each Subsidiary Guarantor have been duly authorized to execute and deliver the same and bind the Borrower or such Subsidiary Guarantor with respect to the provisions hereof;

(iii)     the execution and delivery hereof by the Borrower or each Subsidiary Guarantor and the performance and observance by the Borrower and each Subsidiary Guarantor of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any Subsidiary Guarantor or any law applicable to the Borrower or any Subsidiary Guarantor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower or such Subsidiary Guarantor;

(iv)     no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v)     neither the Borrower nor any Subsidiary Guarantor has any claim or offset against, or defense or counterclaim to, any obligations or liabilities of the Borrower or such Subsidiary Guarantor under the Credit Agreement or any other Loan Document;

(vi)     this Amendment constitutes a valid and binding obligation of the Borrower and each Subsidiary Guarantor in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vii)     each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date.

5.2           Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

5.3           Subsidiary Guarantor Acknowledgment. Each Subsidiary Guarantor, by signing this Amendment:

(i)     consents and agrees to and acknowledges the terms of this Amendment;

(ii)     acknowledges and agrees that all of the Loan Documents to which such Subsidiary Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Subsidiary Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(iii)     represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by such Subsidiary Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of the Amendment Effective Date, except to the extent that any thereof expressly relate to an earlier date; and

(iv)     acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Subsidiary Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments or modifications to the Credit Agreement.

5.4         Waiver. The Borrower and each Subsidiary Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which the Borrower and any Subsidiary Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.5          Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective solely with respect to the matters expressly referred to herein.

5.6        Entire Agreement. This Agreement, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.7         Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.8       Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

5.9     JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

KONA GRILL, INC., as the Borrower

By:	/s/ Berke Bakay
Name: Berke Bakay
Title: Chief Executive Officer and President

keybank national association, as the Administrative Agent and as a Lender

By:	/s/Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

Each of the undersigned acknowledge the terms of and consent to the foregoing:

KONA RESTAURANT HOLDINGS, INC.,

KONA SUSHI, INC.,

KONA MACADAMIA, INC.,

KONA TEXAS RESTAURANTS, INC.,

KONA BALTIMORE, INC.,

KONA GRILL INTERNATIONAL, INC.,

KONA GRILL PUERTO RICO, INC.,

   each as a Subsidiary Guarantor

By:	/s/ Berke Bakay
Name: Berke Bakay
Title: President